EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-265452-01 on Form F-3 of our report dated 29 February 2024, relating to the financial statements of Lloyds Bank plc appearing in this Annual Report on Form 20-F for the year ended 31 December 2023.

/s/ Deloitte LLP
London, United Kingdom
29 February 2024